      Exhibit 24

      The undersigned officer or director of Global GP LLC, the general partner of

Global Partners LP (the "Partnership"), constitutes and appoints Thomas J. Hollister and

Edward J. Faneuil, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all forms of report with respect to securities of the Partnership required under Section 16(a) of the Securities Exchange Act of 1934 and to file the same, and all other documents in connection therewith, with the Securities and Exchange Commission,

granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof in connection with the foregoing and not otherwise.

  This power of attorney shall remain in effect until the undersigned is no longer required to file forms of report with respect to securities of the Partnership under Section

16(a) of the Securities Exchange Act of 1934 unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  Effective as of the date of this power of attorney, the undersigned hereby revokes any and all earlier dated powers of attorney given by the undersigned with respect to the Partnership securities reporting under said Section 16(a).

      IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of the date set forth below.

/s/ Charles A. Rudinsky

Name: Charles A. Rudinsky

Date: January 22, 2009